UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2011

ZALICUS INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Third Floor
Cambridge, MA 02142
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (617) 301-7000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

Effective March 31, 2011, Zalicus Inc. (the "Company") terminated its equity distribution agreement (the "Agreement") with Wedbush Securities Inc. ("Wedbush"). As previously reported, pursuant to the terms of the Agreement, the Company could offer and sell shares of its common stock, $0.001 par value per share (the "Common Stock"), having an aggregate offering price of up to $20.0 million from time to time to or through Wedbush. Through March 30, 2011, the Company had sold an aggregate of 8,884,800 shares of Common Stock pursuant to the Agreement for aggregate gross proceeds of approximately $20.0 million. Aggregate commissions paid to Wedbush pursuant to the Agreement were approximately $0.6 million.

Further details regarding the terms of the Agreement are set forth in the Company's Current Report on Form 8-K dated February 9, 2011, which is incorporated herein by reference.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zalicus Inc.
	By:	/s/Jason F. Cole
Name: Jason F. Cole
Title: Senior Vice President and
General Counsel
Dated: March 31, 2011